Exhibit 99.1

Appalachian Bancshares, Inc. Announces Resignation of Executive Vice President and Chief Operating Officer

ELLIJAY, GA, August 15, 2008 – Appalachian Bancshares, Inc. (NASDAQ:APAB), today announced that J. Keith Hales has resigned as Executive Vice President and Chief Operating Officer (COO) of the Company, and its subsidiaries, Appalachian Community Bank (ACB) and Appalachian Community Bank, F.S.B, effective August 11, 2008, to pursue other endeavors.

Tracy Newton, the Company’s President and Chief Executive Officer, commented, “To meet the challenges of our growth and our current economic cycle, we have worked extensively during this last year to reorganize our job duties. This process has strengthened and brought balance to our management team. Keith has been a key player in this reorganization, which is now accomplishing the goal of providing a platform to continue our operations without disruption in the event of such a departure. We believe that our bench strength in the operations area is very strong thanks to Keith’s foresight and leadership.”

Danny F. Dukes, the current Executive Vice President and Chief Financial Officer of the Company and its subsidiaries, will fill the role of COO on an interim basis from a strictly operational standpoint. Mr. Dukes is an almost 27-year banking veteran, and has extensive experience in all aspects of finance and operations. The Company anticipates that its day to day functions will continue to operate as usual with Mr. Dukes’ high level oversight.

“We sincerely appreciate Keith’s contributions to our company and we are very excited for him regarding his new opportunity,” said Mr. Newton. “We are also confident in and appreciative of the remainder of our strong management, who have brought us through our growing pains over the past five years, and are effectively navigating the current economic environment to maximize shareholder value.”

In addition, the Company today announced that Mr. Gary Middleton, presently the Chief Retail Officer (CRO) for Appalachian Community Bank (ACB), will permanently fill the role as CRO for the Company. Mr. Middleton will oversee a group of three experienced Regional Presidents that lead the ACB branch network, as well as provide oversight and direction for the retail operations of Appalachian Community Bank, F.S.B., our thrift. Mr. Newton commented, “Gary is a strong addition to the executive team and we welcome his wisdom and expertise.” Mr. Middleton is a veteran leader having served over 36 years in the banking industry with a well rounded background. Prior to joining ACB, Mr. Middleton served as President of a bank, where he gained significant experience regarding corporate affairs.

About Appalachian Bancshares, Inc.

The Company is based in Ellijay, Georgia, and is the holding company of Appalachian Community Bank, a Georgia state-chartered bank, and Appalachian Community Bank, F.S.B., a federally-chartered thrift. The Company, through Appalachian Community Bank (which also operates in Gilmer County, Georgia, under the trade name of Gilmer County Bank) and Appalachian Community Bank, F.S.B., provides a full range of community banking services to individuals and to small and medium-sized businesses, through its thirteen banking offices, located in Ellijay, East Ellijay, Blue Ridge, Blairsville, Chatsworth, Dawsonville, McCaysville, Dahlonega and Dalton, Georgia, and in Ducktown, Tennessee, and Murphy, North Carolina. The Company’s common stock trades on the NASDAQ Global Market under the symbol APAB. For more information, please visit the Company’s website at www.apab.com.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes, and other risks and uncertainties described in our company’s filings with the Securities and Exchange Commission. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.